UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2014

I.D. SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15087	22-3270799
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

123 Tice Boulevard, Woodcliff Lake, New Jersey	07677
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (201) 996-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2014, the Board of Directors (the “Board”) of I.D. Systems, Inc. (the “Company”) appointed Kenneth S. Ehrman as Chairman of the Board and Chief Executive Officer of the Company, effective immediately. In connection with such appointment, Mr. Ehrman shall cease to serve as Interim Chief Executive Officer of the Company, effective immediately.

Mr. Ehrman, age 44, co-founded the Company in 1993 and has served as the Company’s President since its inception. Mr. Ehrman served as the Company’s Interim Chief Executive Officer from March 2, 2014 until his appointment as the Company’s Chairman of the Board and Chief Executive Officer on June 20, 2014. Mr. Ehrman served as a director of the Company from its inception until 2013, and as discussed below under Item 5.07 of this Current Report on Form 8-K, was elected to serve as a director of the Company at the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) held on June 20, 2014. Since September 2012, Mr. Ehrman has served as a member of the board of directors of Financial Services, Inc., a privately held provider of data processing solutions for banking. He graduated from Stanford University in 1991 with a Bachelor of Science degree in Industrial Engineering. Upon his graduation, and until the Company’s inception, Mr. Ehrman worked as a production manager with Echelon Corporation. Mr. Ehrman is the brother of Michael L. Ehrman, the Company’s Chief Technology Officer.

Information with respect to current compensation arrangements and other relevant information concerning Mr. Ehrman is set forth in the Company’s Proxy Statement on Schedule 14A relating to the Annual Meeting, as filed with the Securities and Exchange Commission on May 23, 2014. Mr. Ehrman was not selected as Chairman of the Board and Chief Executive Officer of the Company pursuant to any arrangement or understanding with any other person, and does not have any reportable transactions under Item 404(a) of Regulation S-K.

A copy of the press release announcing the appointment of Mr. Ehrman as Chairman of the Board and Chief Executive Officer of the Company is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 20, 2014, the Company held its Annual Meeting, at which the Company’s stockholders voted upon (i) the election of Kenneth Brakebill, Michael Brodsky, Kenneth Ehrman, Ron Konezny and Tony Trousset as directors of the Company; (ii) the ratification of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014; and (iii) the approval, on an advisory basis, of the Company’s executive compensation.

The Company had 12,287,480 shares of common stock outstanding as of May 19, 2014, the record date for the Annual Meeting. At the Annual Meeting, holders of a total of 10,246,965 shares of common stock were present in person or represented by proxy.

The stockholders of the Company elected each of the five nominees nominated by the Board for election as directors, each to serve until the Company’s 2015 annual meeting of stockholders and until his respective successor has been duly elected and qualified, or until his earlier death, resignation or removal. The voting results with respect to the election of directors were as follows:

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Name of Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Kenneth Brakebill	6,787,249	91,576	3,368,140
Michael Brodsky	5,204,667	1,674,158	3,368,140
Kenneth Ehrman	6,755,449	123,376	3,368,140
Ron Konezny	6,787,249	91,576	3,368,140
Tony Trousset	6,787,249	91,576	3,368,140

The stockholders of the Company ratified the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. The voting results with respect to this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,220,865	16,144	9,956	0

The stockholders of the Company approved, on an advisory basis, the Company’s executive compensation. The voting results with respect to this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,631,231	245,918	1,665	3,368,151

A copy of the press release announcing the election of Messrs. Brakebill, Brodsky, Ehrman, Konezny and Trousset as directors of the Company at the Annual Meeting is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated June 23, 2014.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I.D. SYSTEMS, INC.

By:  /s/ Ned Mavrommatis

Name: Ned Mavrommatis

Title: Chief Financial Officer

Date: June 23, 2014

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, dated June 23, 2014.